Exhibit 10.3

AMP HOLDING INC.
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of February 13, 2015 by and between AMP HOLDING INC., a Nevada corporation (the "Company"), and the following employee of the Company ("Optionee"):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Effective Date of Option: February 13, 2015
(b)	Optionee: Marshall S. Cogan
(c)	Number of Shares: 7,500,000
(d)	Exercise Price: $0.15

2. Acknowledgements.

(a)    Optionee is an employee of the Company.

(b)   The Board of Directors (the "Board") has authorized the granting to Optionee of a stock option ("Option") to purchase shares of common stock of the Company ("Stock") upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereunder.

3. Shares; Price. Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, including, but not limited to, the vesting requirements set forth in Section 5 below, the number of shares of Stock set forth in Section 1(c) above (the "Shares") for cash at the price per Share set forth in Section 1(d) above (the "Exercise Price").

4. Term of Option., Continuation of Service. This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, three (3) years from the date hereof. This Option shall earlier terminate subject to Section 7 hereof upon, and as of the date of, the termination of Optionee's employment if such termination occurs prior to the end of such three (3) year period. Nothing contained herein shall confer upon Optionee the right to the continuation of his or her role employment by the Company or to interfere with the right of the Company to terminate such role or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5. Vesting of Option. Subject to the provisions of Sections 7 and 9 hereof, this Option shall become exercisable during the term of Optionee's employment as follows:

a.	The Option will vest as to 2,500,000 shares of common stock on the date that is one year after the Effective Date;

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b.	The Option will vest as to 2,500,000 shares of common stock on the date that is two years after the Effective Date; and

c.	The Option will vest as to 2,500,000 shares of common stock on the date that is three years after the Effective Date.

6.         Exercise. This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice and (c) a written investment representation as provided for in Section 13 hereof.

7.         Termination of Employment. If Optionee shall cease to be employed by the Company for any reason, whether voluntarily or involuntarily or as a result of death or disability, then the Option shall be terminated except with respect to any vested portion of the Option. For clarity purposes, following a voluntary termination, involuntary termination, death or disability of Optionee, all unvested portions of this Option shall terminate.

8.           Intentionally left blank.

9.         No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10.     Recapitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares.

11.     Taxation upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12.     Modification, Extension and Renewal of Options. The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Internal Revenue Code. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights of Optionee hereunder.

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13. Investment Intent; Restrictions on Transfer.

(a)           Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Section 7 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b)          Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

(c)           Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

14. Stand-off Agreement. Optionee agrees that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

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 15.     Intentionally Left Blank.

16.     Notices. Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her records.

17.     Applicable Law. This Option has been granted, executed and delivered in the State of Ohio, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

COMPANY:	AMP HOLDING INC.,
a Nevada corporation

	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns Title: CEO

OPTIONEE	By:	/s/ Marshall S. Cogan
Name: Marshall S. Cogan